Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
May 1, 2007	CONTACT: David D. Brown
(276) 326-9000
First Community Bancshares, Inc. Announces Record First Quarter Earnings
Bluefield, Virginia — First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported that first quarter earnings were a record $7.12 million, or $0.63 per diluted share. This represents a 4.09% increase over first quarter 2006 earnings of $6.84 million, or $0.61 diluted earnings per share. Return on average assets was 1.42% for both the first quarter of 2007 and 2006. Return on average equity for the first quarter of 2007 was 13.33%, compared to 14.09% for the same period in 2006. Return on average tangible equity was 18.92% for the first quarter of 2007, compared to 20.42% for first quarter 2006.
Non-interest expenses continued to improve as the most recent quarter saw a decrease of $1.18 million, or 8.81%, compared to first quarter 2006. Total salaries and benefits decreased $1.49 million, or 18.86%, compared to the first quarter of 2006.
Over the past four quarters, declines in the loan portfolio reflect attention to underwriting and credit standards in the face of slowing real estate markets. Lower loan volumes and a high level of recoveries led the Company to make no provision for loan losses in the first quarter of 2007.
In March, First Community opened two new branches in the Winston-Salem, North Carolina, area. Branches opened in the Winston-Salem area are on River Ridge Drive in Clemmons and in the Shops at Oliver’s Crossing.
In August, First Community will open a new branch in the Chesterfield Towne Center in Richmond, Virginia. A new location is also planned for Mechanicsville, which will be the sixth branch in the Richmond area.
In Princeton, West Virginia, First Community Bank just announced construction of a new branch. The branch will be in the new Princeton Crossing retail center and will further reinforce First Community’s reputation as the most convenient bank in the region. First Community has deposit footings of over $380 million and a 41% market share in Mercer County.
First Community is also looking forward to opening new branches in Daniels and Summersville, West Virginia, later in the year. The Daniels branch will provide a convenient banking opportunity for Glade Springs, a 4,000 acre resort and upscale housing and golfing community. In Summersville, First Community is building a new branch in the growing commercial area along highway 19.
Financial Highlights
•	Interest income was $30.69 million, an improvement of $1.76 million, or 6.10%, over first quarter 2006. The increase was due primarily to continued upward repricing associated with increases in benchmark interest rates in 2006 and increases in average earning assets.
•	Net interest income was down from the first quarter of 2006 due to increases in interest expense. First quarter interest expense increased by $2.81 million, or 25.91% from 2006. On a linked-quarter basis, interest expense increased $484 thousand, or 3.67%, the slowest increase in the last four quarters. Tax equivalent net interest margin was 3.98%.
•	Non-interest income was $5.22 million compared to $5.15 million in 2006. Wealth management revenues increased $335 thousand compared to the first quarter of 2006, reflective of the addition of Investment Planning Consultants, Inc. in November 2006. Other service charges and commissions increased $130 thousand compared to the first quarter of 2006. Other operating income also includes the adjusted earnings of approximately $160 thousand from the Company’s bank-owned life insurance investment of $25 million. New accounting guidance requires that certain portions of the cash surrender value of life insurance be recorded at their present value. The current quarter’s BOLI earnings have been reduced by approximately $194 thousand as a result of the adoption of the new accounting standard. First quarter 2006 was positively impacted by a $676 thousand recovery from a 1996 payment systems fraud.
•	Non-interest expenses decreased $1.18 million from first quarter 2006. The decreases are attributed to the extensive cost savings measures implemented by the Company during the past six quarters. Salaries and benefits decreased $1.49 million from first quarter of 2006. The first quarter efficiency ratio was 51.13% compared to 56.38% in 2006.
•	Credit quality remains sound with total delinquencies as a percent of total loans at 0.61% at March 31, 2007, compared to 0.50% and 0.91% at March 31 and December 31, 2006, respectively. The ratio of allowance for loan losses as a percent of loans held for investment was 1.15% compared to 1.11% and 1.13% at March 31 and December 31, 2006, respectively. Non-performing assets were $4.67 million, compared to $3.38 million and $4.07 million at March 31 and December 31, 2006, respectively.
•	Non-performing assets as a percentage of loans held for investment and other real estate were 0.37% compared to 0.25% and 0.32% at March 31 and December 31, 2006, respectively. The Company holds no non-traditional mortgage products in its loan portfolio.
•	Net charge-offs were $39 thousand compared to $1.31 million in the fourth quarter of 2006 and $347 thousand in first quarter 2006. First quarter gross charge-offs were fairly consistent compared with prior quarters, but the Company experienced a much higher level of recoveries. Gross charge-offs in the fourth quarter of 2006 were elevated due mainly to the $530 thousand charge-off of a single relationship. During the first quarter of 2007, the Company recovered a significant portion of what was charged off late in the last quarter. As discussed previously, the Company made no provision for loan losses in the first quarter of 2007 compared to $408 thousand in the comparable quarter of 2006.
•	On a same-branch basis, average deposits have increased $4.91 million compared to the first quarter of 2006. During 2006, the Company sold two branches with first quarter 2006 average deposits totaling $26.73 million.
•	Since year-end 2006, consolidated assets have increased $82.10 million, a 16.37% annualized growth rate, to $2.12 billion compared to $2.03 billion.
•	Total stockholders’ equity for the Company was $217.84 million, resulting in a book value per common share outstanding of $19.33 compared to $212.73 million and $18.92 per common share at December 31, 2006.
•	During the first quarter, the board of directors declared a dividend to stockholders of twenty-seven cents ($0.27) per share. The dividend represents an increase of 3.85% over the $0.26 per share paid in the first quarter of 2006. The year 2007 is projected to be the 16th consecutive year of dividend increases to stockholders. Dividends have increased at an average annual rate of over 10% since 1991. The first quarter dividend yield was 2.77% based on the March 31, 2007, market value.
The Company will host an investor and media teleconference and webcast on Wednesday, May 2, 2007, at 11:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8031. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s first quarter 2007 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact Dave Brown, Chief Financial Officer, at (800) 425-0839.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.12 billion financial holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-six locations and four wealth management offices in the four states of Virginia, West Virginia, North Carolina and Tennessee. First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm, which offers wealth management and investment advice.

The Company’s wealth management group managed assets with a market value of $817 million at March 31, 2007. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income

		Three Months Ended
		March 31,
(Dollars in Thousands, Except Share and Per Share Data)(Unaudited)		2007	2006

Interest	Interest and fees on loans held for investment	$23,519	$23,925
Income	Interest on securities-taxable	4,981	2,877
	Interest on securities-nontaxable	1,912	1,826
	Interest on federal funds sold and deposits	274	295

	Total interest income	30,686	28,923

Interest	Interest on deposits	9,300	7,647
Expense	Interest on borrowings	4,371	3,211

	Total interest expense	13,671	10,858

	Net interest income	17,015	18,065
	Provision for loan losses	—	408

	Net interest income after provision for loan losses	17,015	17,657

Non-Interest	Wealth management income	1,018	683
Income	Service charges on deposit accounts	2,409	2,417
	Other service charges, commissions and fees	870	740
	Gain on sale of securities	129	160
	Other operating income	789	1,148

	Total non-interest income	5,215	5,148

Non-Interest	Salaries and employee benefits	6,411	7,901
Expense	Occupancy expense of bank premises	1,057	1,040
	Furniture and equipment expense	823	850
	Amortization of intangible assets	103	90
	Other operating expense	3,764	3,452

	Total non-interest expense	12,158	13,333

	Income before income taxes	10,072	9,472
	Income tax expense	2,948	2,628

	Net income	$7,124	$6,844

	Basic earnings per common share (EPS)	$0.63	$0.61
	Diluted earnings per common share (DEPS)	$0.63	$0.61
	Weighted Average Shares Outstanding:
	Basic	11,259,375	11,233,005
	Diluted	11,346,828	11,311,743
	For the period:
	Return on average assets	1.42%	1.42%
	Return on average equity	13.33%	14.09%
	Return on average tangible equity	18.92%	20.42%
	Cash dividends per share	$0.27	$0.26
	At period end:
	Book value per share	$19.33	$17.49
	Market value	$39.00	$31.98

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements

		As of and for the Quarter Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands Except Share and Per Share Data)(Unaudited)		2007	2006	2006	2006	2006

Interest	Interest and fees on loans held for investment	$23,519	$24,451	$24,578	$24,506	$23,925
Income	Interest on securities-taxable	4,981	4,353	3,497	3,224	2,877
	Interest on securities-nontaxable	1,912	1,852	1,877	1,816	1,826
	Interest on federal funds sold and deposits	274	182	288	479	295

	Total interest income	30,686	30,838	30,240	30,025	28,923

Interest	Interest on deposits	9,300	9,135	8,760	8,326	7,647
Expense	Interest on borrowings	4,371	4,052	3,724	3,526	3,211

	Total interest expense	13,671	13,187	12,484	11,852	10,858

	Net interest income	17,015	17,651	17,756	18,173	18,065
	Provision for loan losses	—	908	579	811	408

	Net interest income after provision for loan losses	17,015	16,743	17,177	17,362	17,657

Non-Int	Wealth management income	1,018	773	623	732	683
Income	Service charges on deposit accounts	2,409	2,559	2,611	2,655	2,417
	Other service charges, commissions and fees	870	791	750	711	740
	(Loss) gain on sale of securities	129	15	(6)	(94)	160
	Other operating income	789	1,419	1,120	1,516	1,148

	Total non-interest income	5,215	5,557	5,098	5,520	5,148

Non-Int	Salaries and employee benefits	6,411	6,033	6,151	6,782	7,901
Expense	Occupancy expense of bank premises	1,057	978	1,039	1,011	1,040
	Furniture and equipment expense	823	887	871	858	850
	Amortization of intangible assets	103	88	88	144	90
	Other operating expense	3,764	3,717	4,064	3,793	3,452

	Total non-interest expense	12,158	11,703	12,213	12,588	13,333

	Income before income taxes	10,072	10,597	10,062	10,294	9,472
	Income tax expense	2,948	2,970	2,877	3,002	2,628

	Net income	$7,124	$7,627	$7,185	$7,292	$6,844

Per	Basic EPS	$0.63	$0.68	$0.64	$0.65	$0.61
Share	Diluted EPS	$0.63	$0.68	$0.64	$0.65	$0.61
	Cash dividends per share	$0.27	$0.26	$0.26	$0.26	$0.26
	Weighted Average Shares Outstanding:
	Basic	11,259,375	11,211,535	11,174,479	11,201,052	11,233,005
	Diluted	11,346,828	11,297,931	11,245,073	11,258,581	11,311,743
	Actual shares oustanding at period end	11,271,302	11,245,742	11,183,668	11,176,455	11,214,584
	Book Value per share at period end	$19.33	$18.92	$18.40	$17.71	$17.49
	Market Value per share at period end	$39.00	$39.56	$33.37	$32.99	$31.98

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2007	2006	2006	2006	2006
	(Dollars in thousands)
Cash and due from banks	$42,394	$47,909	$38,961	$43,620	$46,953
Interest-bearing deposits with banks	17,082	9,850	13,473	29,714	59,005
Securities available for sale	612,977	508,370	475,528	405,761	396,691
Securities held to maturity	19,266	20,019	20,250	20,641	22,789
Loans held for sale	1,068	781	1,046	1,293	848
Loans held for investment, net of unearned income	1,258,847	1,284,863	1,299,220	1,318,943	1,329,666
Less allowance for loan losses	14,510	14,549	14,946	14,710	14,797

Net loans	1,244,337	1,270,314	1,284,274	1,304,233	1,314,869
Premises and equipment	38,381	36,889	35,879	35,888	35,636
Other real estate owned	600	258	753	910	867
Interest receivable	11,835	12,141	11,435	10,179	10,664
Intangible assets	62,092	62,196	60,796	60,883	61,028
Other assets	65,763	64,971	65,174	66,510	39,512

Total Assets	$2,115,795	$2,033,698	$2,007,569	$1,979,632	$1,988,862

Deposits:
Demand	$242,254	$244,771	$245,097	$253,664	$246,521
Interest-bearing demand	148,735	140,578	145,519	139,861	149,039
Savings	325,454	317,678	327,120	344,436	362,677
Time	703,141	691,744	678,490	672,047	681,041

Total Deposits	1,419,584	1,394,771	1,396,226	1,410,008	1,439,278
Interest, taxes and other liabilities	20,522	19,641	19,223	18,056	18,283
Federal funds purchased	45,000	7,700	15,500	—	—
Securities sold under agreements to repurchase	220,198	201,185	172,711	149,507	131,009
FHLB and other indebtedness	192,654	197,671	198,127	204,158	204,192

Total Liabilities	1,897,958	1,820,968	1,801,787	1,781,729	1,792,762

Common stock, $1 par value	11,499	11,499	11,499	11,499	11,499
Additional paid-in capital	108,769	108,806	108,605	108,602	108,629
Retained earnings	104,198	100,117	95,414	91,136	86,755
Treasury stock, at cost	(7,124)	(7,924)	(9,866)	(10,097)	(8,934)
Accumulated other comprehensive income (loss)	495	232	130	(3,237)	(1,849)

Total Stockholders’ Equity	217,837	212,730	205,782	197,903	196,100

Total Liabilities and
Stockholders’ Equity	$2,115,795	$2,033,698	$2,007,569	$1,979,632	$1,988,862

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2007	2006	2006	2006	2006
	(Dollars in thousands)
Ratios
Return on average assets	1.42%	1.51%	1.45%	1.47%	1.42%
Return on average equity	13.33%	14.41%	14.05%	14.74%	14.09%
Return on average tangible equity	18.92%	20.57%	20.29%	21.61%	20.42%
Net interest margin	3.98%	4.09%	4.20%	4.28%	4.32%
Efficiency ratio for the quarter (a)	51.13%	48.02%	49.44%	50.49%	56.38%
Efficiency ratio year-to-date (a)	51.13%	51.05%	52.07%	53.39%	56.38%
Equity as a percent of total assets at end of period	10.30%	10.46%	10.25%	10.00%	9.86%
Average earning assets as a percentage of average total assets	90.39%	90.32%	90.06%	90.55%	91.39%
Average loans as a percentage of average deposits	90.90%	92.97%	93.52%	93.06%	94.41%

Average Balances
Investments	$552,383	$501,042	$443,680	$427,085	$426,953
Loans	1,265,628	1,296,754	1,305,839	1,328,768	1,335,080
Earning assets	1,841,235	1,812,181	1,774,277	1,797,214	1,790,870
Total assets	2,037,006	2,006,377	1,970,003	1,984,741	1,959,600
Deposits	1,392,309	1,394,881	1,396,271	1,427,845	1,414,130
Interest-bearing deposits	1,162,735	1,156,582	1,155,743	1,187,549	1,182,500
Borrowings	408,726	381,845	351,909	340,694	330,621
Interest-bearing liabilities	1,571,461	1,541,702	1,510,816	1,531,183	1,515,886
Equity	216,807	209,985	202,922	198,440	196,998
Tax equivalent net interest income	18,057	18,660	18,775	19,161	19,059

(a)	Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2007	2006	2006	2006	2006
	(Dollars in thousands)
Summary of Loan Loss Experience
Allowance for Loan Losses:
Beginning balance	$14,549	$14,946	$14,710	$14,797	$14,736
Provision for Loan Losses	—	908	579	811	408
Charge-offs	(893)	(1,607)	(832)	(1,389)	(715)
Recoveries	854	302	489	491	368

Net charge-offs	(39)	(1,305)	(343)	(898)	(347)

Ending balance	$14,510	$14,549	$14,946	$14,710	$14,797

Summary of Asset Quality
Nonaccrual loans	$4,074	$3,813	$3,657	$2,937	$2,517
Loans 90 days or more past due and still accruing	—	—	—	—	—

Total non-performing loans	4,074	3,813	3,657	2,937	2,517

Other real estate owned	600	258	753	910	867

Total non-performing assets	$4,674	$4,071	$4,410	$3,847	$3,384

Restructured loans	$265	$272	$281	$289	$297

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	0.32%	0.30%	0.28%	0.22%	0.19%
Non-performing assets as a percentage of:
Total assets	0.22%	0.20%	0.22%	0.19%	0.17%
Loans held for investment plus other real estate owned	0.37%	0.32%	0.34%	0.29%	0.25%
Annualized net charge-offs as a percentage of average loans held for investment	0.01%	0.40%	0.10%	0.27%	0.11%
Allowance for loan losses as a percentage of loans held for investment	1.15%	1.13%	1.15%	1.12%	1.11%
Ratio of allowance for loan losses to nonaccrual loans	3.56	3.82	4.09	5.01	5.88

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended March 31,
	2007			2006
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in thousands)
Earning Assets
Loans
Held for Investment (2)
Taxable	$1,263,816	$23,497	7.54%	$1,333,508	$23,905	7.27%
Tax Exempt	1,812	33	7.39%	1,572	31	8.00%

Total	1,265,628	23,530	7.54%	1,335,080	23,936	7.27%
Securities Available for Sale
Taxable	370,897	4,976	5.44%	251,530	2,873	4.63%
Tax Exempt	161,721	2,561	6.42%	152,136	2,359	6.29%

Total	532,618	7,537	5.74%	403,666	5,232	5.26%
Held to Maturity Securities
Taxable	382	5	5.31%	390	5	5.20%
Tax Exempt	19,383	382	7.99%	22,897	449	7.95%

Total	19,765	387	7.94%	23,287	454	7.91%
Interest-bearing Deposits with Banks	23,224	274	4.78%	28,837	295	4.15%

Total Earning Assets	1,841,235	$31,728	6.99%	1,790,870	$29,917	6.77%
Other Assets	195,771			168,730

Total	$2,037,006			$1,959,600

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$145,960	$112	0.31%	$146,467	$106	0.29%
Savings Deposits	319,660	1,674	2.12%	359,804	1,632	1.84%
Time Deposits	697,115	7,514	4.37%	676,229	5,910	3.54%
Fed Funds Purchased & Repurchase Agreements	214,455	2,034	3.85%	130,579	961	2.98%
FHLB Borrowings & Other Long-term Debt	194,271	2,337	4.88%	200,042	2,249	4.56%

Total Interest-bearing Liabilities	1,571,461	13,671	3.53%	1,513,121	10,858	2.91%
Noninterest-bearing Demand Deposits	229,574			231,630
Other Liabilities	19,164			17,851
Stockholders’ Equity	216,807			196,998

Total	$2,037,006			$1,959,600

Net Interest Income		$18,057			$19,059

Net Interest Rate Spread (3)			3.46%			3.86%

Net Interest Margin (4)			3.98%			4.32%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.